Exhibit 4.1

SURGERY CENTER HOLDINGS, INC.,
as Issuer

the GUARANTORS party hereto from time to time

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

________________________________

THIRD SUPPLEMENTAL INDENTURE

________________________________

Dated as of December 16, 2025

________________________________

7.250% Senior Notes due 2032

This THIRD SUPPLEMENTAL INDENTURE, dated as of December 16, 2025 (this “Supplemental Indenture”), is by and among Surgery Center Holdings, Inc., a Delaware corporation (the “Issuer”), the Guarantors listed on the signature pages hereto (the “Guarantors” and, together with the Issuer, the “Company Parties”) and Wilmington Trust, National Association, a national banking association, as trustee (and its successors in such capacity, the “Trustee”) under the Indenture referred to below.

WHEREAS, the Company Parties and the Trustee have heretofore executed and delivered an indenture, dated as of April 10, 2024 (as amended or supplemented prior to the date hereof, the “Indenture”), providing for the issuance of 7.250% Senior Notes due 2032 (the “Notes”) of the Issuer;

WHEREAS, on April 10, 2024 the Issuer issued $800,000,000 aggregate principal amount of Notes under the Indenture;

WHEREAS, each of the Company Parties desires to establish and provide for the issuance by the Issuer of an additional $425,000,000 aggregate principal amount of Notes (the “Additional Senior Notes”);

WHEREAS, Section 2.1 and Section 9.1 of the Indenture provide for the issuance of Additional Notes and the execution and delivery of this Supplemental Indenture to evidence the creation of the Additional Senior Notes without the consent of any Holder;

WHEREAS, the Additional Senior Notes shall constitute “Additional Notes” and “Notes” pursuant to the Indenture; and

WHEREAS, pursuant to Section 9.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to establish the terms of the Additional Senior Notes, the Company Parties and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of Additional Senior Notes as follows:

(1)                Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                Reference to and Effect on Indenture. Upon the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context requires otherwise. This Supplemental Indenture shall form a part of the Indenture for all purposes.

(3)                Additional Senior Notes. The Additional Senior Notes are hereby created under the Indenture and shall form a single class with the outstanding Notes under the Indenture. The Additional Senior Notes shall constitute Additional Notes and be governed under the Indenture and executed and delivered in the manner contemplated therein, and each Guarantor reaffirms its Guarantee set forth in Article X of the Indenture with regard to such Additional Senior Notes. The Additional Senior Notes will be issued on December 16, 2025. Interest shall accrue on the Additional Senior Notes from and including October 15, 2025 and the first interest payment date shall be April 15, 2026. The Additional Senior Notes shall be Restricted Notes pursuant to the Indenture.

(4)                Form of Additional Senior Notes. The Additional Senior Notes shall initially be evidenced by one or more Global Notes (each, a “Global Note”), substantially in the form of Exhibit A hereto.

(5)                No Recourse Against Others. No director, officer, employee, incorporator, member, partner or equityholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any personal liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees, the Indenture, this Supplemental Indenture or any other supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(6)                Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(7)                Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(8)                Effect of Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

(9)                The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

(10)            Jurisdiction. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Supplemental Indenture, the Note Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, the Note Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

(11)            Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREBY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER

SURGERY CENTER HOLDINGS, INC.

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

GUARANTORS

A&S MANAGEMENT, LLC
AMBULATORY RESOURCE CENTRES INVESTMENT COMPANY, LLC
AMBULATORY RESOURCE CENTRES OF WASHINGTON, LLC
AMBULATORY RESOURCE CENTRES OF WILMINGTON, LLC
ANESTHESIOLOGY PROFESSIONAL SERVICES, INC.
APS OF JONESBORO, LLC
ARC DEVELOPMENT, LLC
ARC FINANCIAL SERVICES, LLC
COMMUNITY HOSPITAL HOLDING COMPANY, LLC
COMMUNITY HOSPITAL MANAGEMENT COMPANY, LLC
JENKINS COUNTY HOSPITAL, LLC
NATIONAL SURGICAL HOSPITALS, LLC
NEOSPINE SURGERY, LLC
NOVAMED ACQUISITION COMPANY, LLC
NOVAMED MANAGEMENT OF KANSAS CITY, LLC
NOVAMED MANAGEMENT SERVICES, LLC
NOVAMED OF BETHLEHEM, LLC
NOVAMED OF LAREDO, INC.
NOVAMED OF LEBANON, LLC
NOVAMED OF SAN ANTONIO, LLC
NOVAMED OF TEXAS, LLC
NOVAMED OF WISCONSIN, LLC
NOVAMED, LLC
NSH BRYAN HOSPITAL, INC.
NSH CALIFORNIA, LLC
NSH DURHAM, INC.

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

NSH EL PASO INC.
NSH EL PASO SPECIALTY HOSPITAL, INC.
NSH GEORGIA, LLC
NSH LOUISIANA, LLC
NSH MANAGEMENT OF ARIZONA, LLC
NSH MANAGEMENT OF CALIFORNIA, LLC
NSH MESA, LLC
NSH MICHIGAN, INC.
NSH NORTH IDAHO, LLC
NSH SAN ANTONIO SURGICAL HOSPITAL, LLC
NSH TEXAS, LLC
NSH WISCONSIN, LLC
PSC DEVELOPMENT COMPANY, LLC
PSC OPERATING COMPANY, LLC
QUAHOG HOLDING COMPANY, LLC
RIVERSIDE BILLING AND MANAGEMENT COMPANY, LLC
SARC/ASHEVILLE, LLC
SARC/FT. MYERS, INC.
SARC/GEORGIA, INC.
SARC/KENT, LLC
SARC/LARGO ENDOSCOPY, LLC
SARC/LARGO, INC.
SARC/PROVIDENCE, LLC
SARC/ST. CHARLES, INC.
SCREVEN COUNTY FAMILY HEALTH CENTER, LLC
SCREVEN COUNTY HOSPITAL, LLC
SGRY HOLDINGS, LP
SGRY, LLC
SMBI DOCS, LLC
SMBI GREAT FALLS, LLC

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

[Signature Page to Indenture]

SMBI HAVERTOWN, LLC
SMBI IDAHO, LLC
SMBI LHH, LLC
SMBI PORTSMOUTH, LLC
SMBI STLWSC, LLC
SMBIMS BIRMINGHAM, LLC
SMBIMS DURANGO, LLC
SMBIMS FLORIDA I, LLC
SMBIMS KIRKWOOD, LLC
SMBIMS STEUBENVILLE, INC.
SMBIMS WICHITA, LLC
SMBISS BEVERLY HILLS, LLC
SMBISS CHESTERFIELD, LLC
SMBISS ENCINO, LLC
SMBISS IRVINE, LLC
SP GAINESVILLE MANAGEMENT, LLC
SP LOUISIANA, LLC
SP MANAGEMENT SERVICES, INC.
SP MOUNTAIN MANAGEMENT SERVICES, LLC
SP NORTH DAKOTA, LLC
SP PRACTICE MANAGEMENT, LLC
SURGERY PARTNERS ACQUISITION COMPANY, LLC
SURGERY PARTNERS OF CORAL GABLES, LLC
SURGERY PARTNERS OF LAKE MARY, LLC
SURGERY PARTNERS OF LAKE WORTH, LLC
SURGERY PARTNERS OF MERRITT ISLAND, LLC
SURGERY PARTNERS OF MILLENIA, LLC
SURGERY PARTNERS OF PARK PLACE, LLC
SURGERY PARTNERS OF SARASOTA, LLC
SURGERY PARTNERS OF WEST KENDALL, L.L.C.
SURGERY PARTNERS OF WESTCHASE, LLC
SURGERY PARTNERS, LLC

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

[Signature Page to Indenture]

SYMBION AMBULATORY RESOURCE CENTRES, LLC
SYMBIONARC SUPPORT SERVICES, LLC
SYMBION HOLDINGS, LLC
TAMPA PAIN RELIEF CENTER, INC.
UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC
VASC, LLC
VH NAPLES HOLDINGS, LLC
VH SEFL HOLDINGS, LLC
VH SPRINGFIELD HOLDINGS, LLC
VH VILLAGES HOLDINGS, LLC
VILLAGE SURGICENTER, LLC

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

[Signature Page to Indenture]

GREAT FALLS CLINIC, LLC

By:	/s/ Jennifer B. Baldock____________________
Name:	Jennifer B. Baldock
Title:	Authorized Signatory

GREAT FALLS CLINIC SURGERY CENTER, L.L.C.

By:	CMSC, LLC, as its sole member

By:	MONTANA HEALTH PARTNERS, LLC, as sole member of CMSC, LLC

By:	SMBI Great Falls, LLC, as sole member of MONTANA HEALTH PARTNERS, LLC

By:	/s/ David T. Doherty_____________________
Name:	David T. Doherty
Title:	President and Chief Financial Officer

CMSC, LLC

By:	MONTANA HEALTH PARTNERS, LLC, as its sole member

By:	SMBI Great Falls, LLC, as sole member of MONTANA HEALTH PARTNERS, LLC

By:	/s/ David T. Doherty_____________________
Name:	David T. Doherty
Title:	President and Chief Financial Officer

[Signature Page to Indenture]

MONTANA HEALTH PARTNERS, LLC

By: SMBI Great Falls, LLC, as its sole member

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

RIVERSIDE SPINE & PAIN PHYSICIANS, LLC
SP NEW YORK MANAGEMENT, LLC
NUEHEALTH EQUITY II, LLC
NUEHEALTH MANAGEMENT SERVICES II, LLC
SAN JOSE ASC HOLDINGS, LLC
EASTSIDE ALLIANCE SUPPORT SERVICES, LLC

By: Surgery Center Holdings, Inc., as its sole member

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

SPACE COAST SURGERY CENTER, LLC

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	Manager

EL PASO SPECIALTY HOSPITAL, LTD.

By: NSH El Paso Specialty Hospital, Inc., its general partner

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

[Signature Page to Indenture]

PSHS ALPHA PARTNERS LLC

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

NOVAMED SURGERY CENTER OF MADISON, LIMITED PARTNERSHIP

By: NovaMed Acquisition Company, Inc., its general partner

By:	/s/ David T. Doherty
Name:	David T. Doherty
Title:	President and Chief Financial Officer

TRUSTEE

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Iris Munoz
Name: Iris Munoz
Title: Assistant Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF GLOBAL RESTRICTED NOTE]
[Applicable Restricted Notes Legend]
[Depository Legend, if applicable]
[Temporary Regulation S Legend, if applicable]

No. [___]	Principal Amount $[_________________]
[as revised by the Schedule of Increases and Decreases in Global Note attached hereto][1]
CUSIP No. [_________________]
ISIN No. [_________________]

SURGERY CENTER HOLDINGS, INC.

7.250% Senior Notes due 2032

Surgery Center Holdings, Inc., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of _________________ Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on April 15, 2032.

Interest Payment Dates: April 15 and October 15, commencing April 15, 2026.

Record Dates: April 1 and October 1.

Additional provisions of this Note are set forth on the other side of this Note.

1 Insert in Global Notes only.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Surgery Center Holdings, Inc.

By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]
Surgery Center Holdings, Inc.

7.250% Senior Notes due 2032

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.                   Interest

Surgery Center Holdings, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 7.250% per annum from October 15, 2025 until maturity. The Issuer will pay interest semi-annually in arrears every April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid on this Note, from October 15, 2025; provided, that the first Interest Payment Date shall be April 15, 2026. The Issuer shall pay interest on overdue principal at the rate specified herein, and, subject to Section 2.15 of the Indenture, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                   Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest, if any, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, and interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding April 1 and October 1, respectively, at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest, if any) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3.                   Paying Agent and Registrar

The Issuer initially appoints Wilmington Trust, National Association, as trustee (the “Trustee”) as Registrar and Paying Agent for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.                   Indenture

The Issuer issued the Notes under an Indenture dated as of April 10, 2024 (as amended by the First Supplemental Indenture, dated as of June 18, 2024, the Second Supplemental Indenture, dated as of April 24, 2025, the Third Supplemental Indenture, dated as of December 16, 2025 and as it may be further amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                   Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest, if any (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee such obligations on a senior basis pursuant to the terms of the Indenture.

6.                   Optional Redemption

a.                   At any time and from time to time prior to April 15, 2027, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to but excluding the date of redemption (the “Redemption Date”).

b.                   At any time and from time to time prior to April 15, 2027, the Issuer may, at its option, at any time and from time to time, redeem an aggregate principal amount of Notes not to exceed the amount of the net cash proceeds received by the Issuer from one or more Equity Offerings or a capital contribution to the Issuer made with the net cash proceeds of one or more Equity Offerings (including the Additional Senior Notes and any other Additional Notes issued after the Issue Date), at a redemption price equal to 107.250% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date; provided that the amount redeemed shall not exceed 40.0% of the aggregate principal amount of the Notes issued under the Indenture (including the Additional Senior Notes and any other Additional Notes); (2) at least the lesser of (x) 50.0% of the aggregate principal amount of the Notes originally issued under the Indenture on the Issue Date and (y) $200.0 million aggregate principal amount of the Notes remains outstanding immediately after the occurrence of each such redemption (unless, in either case, all Notes are redeemed or repurchased or to be redeemed or repurchased substantially concurrently); and (3) each such redemption occurs within 270 days of the date of closing of the applicable Equity Offering. The Trustee shall select the Notes to be redeemed in the manner described under Sections 5.1 through 5.6 of the Indenture.

c.                   Except pursuant to clauses (a) and (b) of this paragraph 6, the Notes will not be redeemable at the Issuer’s option prior to April 15, 2027.

d.                   At any time and from time to time on and after April 15, 2027, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount of the Notes redeemed set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2027	103.625%
2028	101.813%
2029	100.000%

e.                   Notwithstanding the foregoing, in connection with any tender offer, Change of Control Offer, Asset Disposition Offer or Advance Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 days’ prior notice nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

f.                    Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

g.                   Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes; provided, however, that under certain circumstances, the Issuer may be required to offer to purchase Notes under Section 3.5 and Section 3.9 of the Indenture. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

7.                   [Reserved]

8.                   Repurchase Provisions

If a Change of Control pursuant to Section 3.9 of the Indenture occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all outstanding Notes pursuant to Section 5.7 of the Indenture, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.

Upon certain Asset Dispositions, the Issuer may be required to use the Excess Proceeds from such Asset Disposition to offer to purchase the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and, at the Issuer’s option, Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

9.                   Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Issuer, Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 30 calendar days before the mailing of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of such mailing or (2) 15 calendar days before an Interest Payment Date and ending on such Interest Payment Date, (B) called for redemption, except the unredeemed portion of any Note being redeemed in part or (C) tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer, except the untendered portion of any Note being repurchased in part.

10.                 Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

11.                 Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest, if any on the Notes to redemption or maturity, as the case may be.

12.                 Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture or the Notes may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes as provided in the Indenture.

13.                 Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 30% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, and any other monetary obligations on all the Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, interest, if any, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14.                 Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the Trust Indenture Act, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

15.                 No Recourse Against Others

No director, officer, employee, incorporator, member, partner or equityholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any personal liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees, or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16.                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.                  Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.                 CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

19.                  Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Surgery Center Holdings, Inc.

340 Seven Springs Way, Suite 600

Brentwood, TN 37027

Attention: David T. Doherty, Chief Financial Officer

E-mail: dave.doherty@surgerypartners.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or
(2)	☐	transferred to the Issuer; or
(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or
(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or
(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904; or
(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX
(1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature
Dated:
Signature Guarantee:

(Signature must be guaranteed)	Signature

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, check either box:

Section 3.5 ☐            Section 3.9 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $______________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): __________________.

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.